ARTICLES OF INCORPORATION
                                       OF
                     UNITED STATES CRUDE INTERNATIONAL, INC.

     I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts mandatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation;

                                     FIRST

     The name of the corporation (hereinafter called the corporation) is United States Crude International, Inc.

                                     SECOND

     The name of the corporation's resident agent in the State of Nevada is State Agent and Transfer Syndicate, Inc. and the street address of the said resident agent where process may be served on the corporation is 202 North Curry Street, Suite 100, Carson City, NV 89703. The mailing address and the street address of the said resident agent are identical.

                                     THIRD

     The corporation is authorized to issue 20,000,000,000 shares of Common Stock, having a par value of $.001 per share, and 40,000,000 shares of Preferred Stock, having a par value of $.001 per share.

          A. Each share of Common Stock shall be entitled to one (1) vote per share upon any matter presented to the stockholders for their vote or approval, including the election of directors.

          B. The Preferred Stock may be issued from time to time in series, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock, adopted by the Board of Directors pursuant to the authority granted in these Articles of Incorporation. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following;

               1. The number of shares constituting that class or series and the distinctive designation of that class or series;

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               2.  The  dividend  rate  on  the  shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series;

               3. Whether that class or series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms and conditions of such voting rights;

               4. Whether that class or series shall have conversion privileges and, if so, the terms and conditions of such conversion including provisions for adjustment of the conversion rate upon the occurrence of such events as the Board of Directors shall determine;

               5. Whether or not the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               6. Whether that class or series shall have a sinking fund for the redemption or purchase of shares of the class or series, and, if so, the terms and amount of such sinking fund;

               7. The rights of the shares of that class or series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment in respect of shares of that class or series, provided however, that the rights of priority of the Preferred Stock shall be inferior to the rights of the Convertible Preferred Stock; and

               8. Any other relative rights, preferences and limitations of that class or series.

          C. No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such person, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

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          D.  The  Corporation  elects  not  to  be  governed  by  the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

          E. In addition, the Corporation elects not to be governed by the terms and provisions of Sections 78.2055 and NRS 78.207 of the Nevada Revised Statutes requiring shareholder approval of forward and reverse splits in cases where there is no corresponding increase or decrease in and to the number of Authorized shares of the class of series subject to the forward or reverse split and, therefore, shareholder approval will not be required for the Board of Directors of this Corporation to authorize forward and reverse splits of this Corporation's securities without corresponding increases or decreases in and to the number of Authorized shares of the class or series subject to the forward or reverse split.

          F. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person, or any transaction with an interested stockholder, or any Board action with respect to Sections 78.2055 and 78.207 NRS, occurring prior to such amendment or repeal.

                                     FOURTH

     The governing board of the corporation shall be styled as a "Board of Directors" and any member of said Board shall be styled as a "Director."

     The number of members constituting the first Board of Directors of the corporation is 1; and the name and the post office box or street address, either residence or business, of each of said members are as follows;

                    Name                    Address
                    Tony  Miller            1701  South  Flagler  Dr.
                                            West  Palm  Beach,  FL  33401

     The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one in the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

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                                     FIFTH

     The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows;

                    Name                    Address
               Robert  Worthington          2021  Arch  Street
                                            Philadelphia,  PA  19103

                                     SIXTH

     The  corporation  shall  have  perpetual  existence.

                                     SEVENTH

     The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

                                     EIGHTH

     The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                     NINTH

     The nature of the business of the corporation and the objects or the purposes to be transacted, promoted or carried on by it are as follows;

               To  engage  in  any  lawful  activity.

                                     TENTH

     The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     IN  WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on this  6th  day  of  June,  2002.

                                        /s/  Robert  Worthington
                                        ________________________
                                        Robert  Worthington

STATE  OF  PENNSYLVANIA      )
                             )  SS.
COUNTY  OF  PHILADELPHIA     )

     On this 6th day of June 2002, personally appeared before me, a Notary Public in and for the State and County aforesaid, Robert Worthington, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS  my  hand  and official seal, the day and year first above written.

                                        /s/  Patricia  Kyle
                                        ____________________
                                        Notary  Public

(Notarial  Seal)

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